CONTRATO DE LOCACIÓN

Entre **TAMASH S.A.** (C.U.I.T. 33-71234845-9), con domicilio social en la calle Murillo 671, Piso 3, de la Ciudad Autónoma de Buenos Aires, representada en este acto por su Presidente, Sr. Luis Wolfsohn, D.N.I. N° 18.758.313, con facultades suficientes para este acto conforme se acredita con el Estatuto, y actas de Asamblea y Directorio de elección y distribución de cargos, que en copia rubricada por las partes se acompaña formando parte integrante de este contrato **(Anexo I)**, constituyendo domicilio especial contractual a todos los efectos legales derivados del presente contrato en la calle Murillo 671, 3° Piso, de Capital Federal, por una parte y en adelante de nominada la **"LOCADORA"**, y por otra parte y en adelante denominada la "LOCATARIA", "LAKELAND ARGENTINA S.R.L.", con domicilio en Rodriguez Peña 694 Piso 10°, Ciudad Autónoma de Buenos Aires, C.U.I.T. Nº 30-71121810-2, representada en este acto por su Apoderada, Sra. Agustina Cendali, conforme se acredita con copia simple del poder que se se acompaña al presente formando parte integrante de este contrato como **Anexo II**, y, conjuntamente con la LOCADORA, identificadas en adelante como las "Partes"; convienen en celebrar el presente CONTRATO DE LOCACIÓN (en adelante, el "Contrato"), que se regirá por las normas comunes del Código Civil y Comercial, y por las siguientes cláusulas y condiciones:

PRIMERA: Objeto: La LOCADORA da, y la LOCATARIA toma en locación la superficie de un mil seiscientos metros cuadrados (1.600 m^2) CUBIERTOS del predio detallado a continuación en esta Cláusula, distribuidos de la siguiente forma: (i) un mil doscientos cuarenta metros cuadrados (1.240 m^2) en espacios de Galpón-Oficinas-Baños en Planta Baja; (ii) ciento veinte metros cuadrados (120 m^2) Oficinas en Planta Alta, y (iii) doscientos cuarenta metros cuadrados (240 m^2) en Entrepiso de sector deposito, conforme ubicación que se ilustra en el plano y planilla de superficies que adjunto se acompaña rubricado por las Partes formando parte integrante del presente Contrato como **Anexo III – Superficie Locada y Planos**.

Las superficies locadas identificadas en los incisos (i) a (iii) precedentes, se denominarán en adelante los "Bienes Locados". Los Bienes Locados son parte integrante del predio que LA LOCADORA manifiesta que es de su propiedad exclusiva, y que comprende en su totalidad: a) Lote ubicado en Calle Nº 122 (Ex. General Roca) Nº 4.785, de la localidad de Villa Ballester, Partido de San Martín, Provincia de Buenos Aires, designado en el plano de subdivisión como Lote 1-e, Nomenclatura catastral Circunscripción III, Fracción XLI, Parcela 1-e; con una superficie aproximada de 98.525m²; y b) Los veintitrés Lotes de terreno, denominados internamente como "Parking R8", ubicados en la localidad de Villa Ballester,

GUILLERMO J. SIERZ
NOTARIO

Partido de San Martín, Provincia de Buenos Aires, designados en el plano característica 47-341-58 que cita su título, con los números Uno, Dos, Tres, Cuatro, Cinco, Seis, Siete, Ocho, Nueve, Diez, Once, Doce, Trece, Catorce, Quince, Dieciséis, Diecisiete, Dieciocho, Diecinueve, Veinte, Veintiuno, Veintidós y Veintitrés, todos de la Manzana 89-b, Nomenclatura catastral: Circunscripción III, Sección 0, Manzana 89-b, Parcelas 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 y 23, con una superficie aproximada de 6.090m²; es decir, un predio total de aproximadamente 104.615 m^2 de superficie, en adelante, el "Predio". La LOCADORA deja expresa constancia que el Predio le corresponde conforme título de propiedad, escritura de compra-venta nro. 153 pasada ante la Escribana Graciela Rovira, titular del registro nro. 2162 de esta Ciudad con fecha 25 de septiembre de 2012.

En caso que la LOCATARIA utilizara también dentro del Predio, otros espacios fuera de los efectivamente alquilados, siempre previa conformidad expresa del LOCADOR, con dedicación exclusiva, éstos se facturarán por separado, en concepto de "Utilización de Espacios Exclusivos" por todo el tiempo de efectiva utilización. Se considera "Espacio Exclusivo" aquel que, estando en el predio de LA LOCADORA pero fuera del espacio alquilado conforme detalle precedente, sea igualmente ocupado de modo exclusivo para la LOCATARIA; en caso de liberarse el LOCADOR deberá tener libre acceso al mismo.

LA LOCADORA asume el compromiso de realizar las obras detalladas en el **Anexo V**.

SEGUNDA: Plazo: El término de duración del presente contrato de locación es de TREINTA Y SEIS (36) meses consecutivos, contados a partir del día 01 de Diciembre de 2015 inclusive, por lo que su vencimiento se operará de pleno derecho el día 30 de Noviembre de 2018 indefectiblemente, sin necesidad de notificación o requerimiento alguno por parte de LA LOCADORA, obligándose LA LOCATARIA a reintegrar a LA LOCADORA el bien locado indefectiblemente al vencimiento del mismo.--

TERCERA: Precio: El valor locativo mensual se pacta por mes entero adelantado y se fija de acuerdo con la siguiente escala:

PERIODO	IMP. MENSUAL
01/12/2015 al 31/05/2016	$ 92.800,00
01/06/2016 al 30/11/2016	$ 108.576,00
01/12/2016 al 31/05/2017	$ 127.033,92
01/06/2017 al 30/11/2017	$ 148.629,69
01/12/2017 al 31/03/2018	$ 173.896,73
01/06/2018 al 30/11/2018	$ 203.459,18

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En todos los casos la LOCATARIA deberá abonar además del canon locativo mensual el IVA correspondiente y/o todo otro impuesto que en un futuro lo reemplace o sustituya.---------------

CUARTA:. El pago del alquiler es por mes adelantado y deberá ser abonado del 1 al 5 de cada mes mediante transferencia de fondos a la cuenta bancaria designada por LA LOCADORA. En este acto, la locataria abona a la locadora la suma de PESOS CIENTO DOCE MIL DOSCIENTOS OCHENTA Y OCHO CON 00/100 ($ 112.288,00.-) importe con IVA incluido con el siguiente valor, Banco Santander Rio Número 10, correspondientes al Alquiler del mes de Diciembre de 2015.

Se considerará que LA LOCATARIA cumple con su obligación de pago, cuando abone la totalidad del canon locativo mensual. Ante el incumplimiento de LA LOCATARIA, la mora se operará de pleno derecho por el mero vencimiento del plazo establecido, sin necesidad de aviso previo ni de interpelación judicial o extrajudicial alguna. La falta de pago en término de las obligaciones asumidas por LA LOCATARIA, en los términos establecidos en el presente contrato, dará derecho a LA LOCADORA a aplicar intereses, tomándose el doble de la tasa activa mensual que, para sus operaciones de descuentos de documentos comerciales, perciba el Banco de la Nación Argentina, sobre el total de lo adeudado y desde el momento en que se produzca la mora, en forma acumulativa, debiendo LA LOCATARIA abonar además de los intereses la obligación principal de pago, por pactarse ésta como una obligación conjunta e indivisible, siendo así hasta el día y acto del efectivo cumplimiento de las obligaciones. El pago de dichas sumas como asimismo el de los intereses, deberá hacerse efectivo en su totalidad, no estando obligada LA LOCADORA a recibirlo en forma parcial y/o como a cuenta de mayor cantidad. Serán además por cuenta de LA LOCATARIA la totalidad de los gastos que se originen por la falta de cumplimiento de estas obligaciones de pago, tales como cartas documento, telegramas, notificaciones, intimaciones, honorarios, etc. Si LA LOCADORA estimase que los daños y perjuicios que correspondieran a la mora fueren superiores a los intereses establecidos, tendrá derecho a promover juicio por daños y perjuicios, reclamando las diferencias que correspondan. Los intereses podrán ser reclamados por la vía ejecutiva. Asimismo se pacta que en el caso de que el día de vencimiento del plazo para los pagos coincida con un día sábado, domingo o feriado, el abono de las obligaciones deberá efectuarse el día hábil inmediato posterior. La falta de pago de dos meses consecutivos de alquiler dará derecho a LA LOCADORA a iniciar las acciones de desalojo.---

QUINTA: En este acto la LOCATARIA hace entrega a LA LOCADORA, en concepto de DEPOSITO EN GARANTIA, la suma de PESOS CIENTO CUARENTA Y DOS MIL

GUILLERMO J. SIERZ
NOTARIO

TRESCIENTOS NOVENTA Y NUEVE CON 00/100 ($ 142.399.-), con el siguiente valor, Banco Santander Rio Número 11 El Depósito en Garantía quedará en poder de LA LOCADORA, siendo utilizable en caso que LA LOCATARIA incumpla con alguna de las obligaciones a su cargo. La suma entregada en concepto de Depósito en Garantía es equivalente al valor promedio de un mes de Alquiler del contrato, otorgando por el presente suficiente recibo y carta de pago en forma. LA LOCADORA reintegrará a la LOCATARIA en concepto de devolución del depósito en garantía, el valor promedio percibido en los últimos 12 meses previos a dicha devolución, dentro de los treinta (30) días corridos contados a partir del reintegro del bien locado, ya sea por finalización del contrato o por rescisión anticipada. Para que LA LOCADORA efectivice el reintegro, LA LOCATARIA deberá hacer entrega a LA LOCADORA sendos documentos emitidos por las empresas de luz y gas con cortes de facturación a ese día y presentar los recibos de cancelación de tales obligaciones, y debe obligarse a dar de baja la habilitación municipal correspondiente, tener abonado el cargo fijo mensual por la parte proporcional que le corresponda por impuestos municipales, Impuesto Inmobiliario de la Provincia de Buenos Aires, las tasas por los servicios de agua que cobra AYSA, el servicio de portería del predio, el cien por ciento del consumo de agua indicado por medidor propio de LA LOCATARIA (si lo hubiere), como así también hacer entrega del inmueble en el mismo estado de mantenimiento, conservación, limpieza y pintura, salvo el deterioro normal por el buen uso de la cosa y el transcurso del tiempo. Dicha suma no devengará intereses de ningún tipo, siendo factible aplicarle deducciones que por faltantes, roturas, desperfectos, multas, falta de pago de servicios, tasas y/o impuestos, etc. se produjeren, como así también podrá LA LOCADORA a su sola opción computar este valor al pago parcial o total de alquileres adeudados.--

SEXTA: LA LOCATARIA recibirá el inmueble locado, conforme con lo estipulado en la cláusula PRIMERA del presente contrato, con todos los elementos que la componen obligándose a mantener y devolver el inmueble en las condiciones que al tomar la tenencia lo recibiera y deberá abonar el importe de los objetos que faltaren o estuvieran rotos, salvo los que resultaren deteriorados por el buen uso y /o la acción del tiempo. Asimismo, la locataria acepta la totalidad de las cláusulas y puntos que integran el reglamento interno del Parque, suscribiendo copia del mismo que forma parte del presente contrato y que se agrega como **Anexo IV**.---

SEPTIMA: LA LOCATARIA ocupará el inmueble locado con el objeto de desarrollar en él una actividad encuadrada dentro del rubro **"CONFECCIÓN DE INDUMENTARIA DE TRABAJO, UNIFORMES, GUARDAPOLVOS Y SUS ACCESORIOS"**, quedándole absolutamente

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prohibido a la misma cambiar dicho destino como así tampoco hacer modificaciones o mejoras sustanciales de ninguna naturaleza en el inmueble arrendado, sin el consentimiento previo y por escrito (comunicación fehaciente) que emane de LA LOCADORA, en cuyo caso, de ser aceptadas y autorizadas, las mismas serán a beneficio de la propiedad, sean éstas de cualquier naturaleza, y no podrá LA LOCATARIA reclamar bajo ningún concepto, remuneraciones y/o indemnizaciones por estas modificaciones, como así tampoco computarlas a valores de alquileres vencidos y/o a vencer.

Si el ente regulador y/o las autoridades correspondientes ya sean municipales o provinciales soliciten la colocación de rociadores de incendios, los mismos serán colocados por LA LOCADORA con un incremento en el Canon Locativo mensual del 12%. Si LA LOCADORA autorizara la ejecución de las modificaciones solicitadas pero considerara que las mismas no son de beneficio para el inmueble, LA LOCATARIA se compromete a devolver el bien locado en las mismas condiciones en que lo recibe, haciéndose cargo de todos los gastos que ello demande. Asimismo le es absolutamente prohibido a LA LOCATARIA depositar en el inmueble locado elementos o cosas que pudieran afectar a la seguridad de las personas, de los objetos, de las instalaciones o a la propiedad misma, como ser cualquier tipo de materiales combustibles peligrosos, explosivos y/o contaminantes, salvo los expresados en la descripción del rubro precedente, comprometiéndose a no realizar actos que contraríen las normas Municipales vigentes y/o las buenas costumbres.---

OCTAVA: La LOCATARIA se obliga a no subarrendar el todo o parte de la propiedad locada, como a no transferir, ceder, vender ni permutar ya sea en forma gratuita u onerosa, el presente contrato de locación, bajo apercibimiento de resolverse el mismo por incumplimiento culposo, siendo esta locación de carácter INTRANSFERIBLE.--

NOVENA: La LOCATARIA deberá afrontar en la proporción que corresponda, dentro de los gastos que se liquidarán por expensas conforme se expusiera en la cláusula décimo segunda, los seguros generales por incendio de la propiedad y de responsabilidad civil.

Asimismo, quedará obligada la LOCATARIA desde la entrada en vigencia del contrato y durante todo su plazo, a contratar y mantener por su cuenta un seguro cuya cobertura alcance el contenido de sus bienes en función del valor de tal equipamiento, contra robo, hurto e incendio y explosión, inundación que cubra su mercadería, instalaciones y bienes muebles, vidrios, vidrieras, construcciones, instalaciones y montajes cuando corresponda; con adicional de remoción de escombros y limpieza. También de responsabilidad civil y de accidente de trabajo y de vida obligatorio, amparando al personal afectado a la explotación comercial de la LOCATARIA, así como también el que cubra a todo el personal contratado o

GUILLERMO J. SIERZ
NOTARIO

subcontratado, inclusive personal que efectúe trabajos de instalaciones y refacciones durante toda la vigencia del contrato.

Estas pólizas deberán incluir, como condición esencial, cláusulas de renuncia del asegurador, a su derecho de reembolso y/o repetición contra la parte LOCADORA; y demás cláusulas comprensivas de demás posibles condiciones a satisfacción de la LOCADORA.------------------

DECIMA: LA LOCADORA no se responsabiliza de los daños y perjuicios que pudiera producirle a LA LOCATARIA la acción de terceros, por inundaciones, filtraciones, desprendimientos, etc., provenientes de roturas, desperfectos de cañerías o de techos, o por cualquier otro accidente producido en la propiedad, ya sea provocados por culpa, negligencia o descuido voluntario o involuntario de LA LOCATARIA, por la acción de terceros linderos, o por caso fortuito o de fuerza mayor.--

DECIMA PRIMERA: (Gastos comunes): Con relación a los gastos originados en relación a los lugares comunes del predio, queda establecido que participará la LOCATARIA, en la proporción siguiente y dado que el predio esta sufriendo cambios edilicios significativos, se acuerda que la LOCATARIA abonará, en relación a los gastos comunes, el 3,99 % de la totalidad de TODOS los gastos originados en relación a los espacios comunes. Los gastos originados en relación a los espacios comunes comprenden servicios e impuestos tales como ALUMBRADO, BARRIDO Y LIMPIEZA Municipal; RENTAS de la Provincia de Buenos Aires, Tasa de Seguridad e Higiene, el correspondiente al cargo fijo de AYSA como así también la totalidad de gastos comunes que corresponda, en proporción a un de la totalidad de los gastos comunes del predio, aplicado sobre los siguientes ítems: luz, gas y teléfono de espacios comunes, seguros, costos de portería, limpieza, jardinería, electricidad de áreas comunes, etc.e incluidos también cualquier obligación extraordinaria emergente de litigio laboral, por accidente o daños sufridos en la persona o sus persona o sus bienes, del personal contratado a tal fin o de terceras personas. . El porcentaje referido podrá ser modificado por el Locador en consecuencia de crecimiento en las superficies del Predio. Dentro de los pagos comprendidos en este concepto, se encuentran, a simple título ilustrativo y no limitado, los que correspondan por los siguientes conceptos:

a) La operación, manutención, reparación, conservación de partes comunes del predio;

b) Sueldos, salarios, jornales, honorarios, gratificaciones, y otras compensaciones, remuneraciones y/o beneficios del personal y empleados afectados a las partes comunes; y los respectivos aportes a la seguridad social, y otros impuestos, aportes, cargas sociales, y seguros del mencionado personal; gastos relativos a salarios, indemnizaciones cargas sociales, aportes, etc.; como gastos de administración.

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c) Adquisición de materiales, suministros, herramientas, y equipamiento de las partes comunes del predio.

d) Asesoramiento jurídico, contable, de auditoría y otros servicios.

e) Servicios de alarma, control, portería (incluyendo equipos de monitoreo, cámaras, barreras y pórticos de control de acceso, etc.) y sanitarios.

f) Incluye reparación de techos, aleros y sus respectivos desagües pluviales aéreos o soterrados.

g) Estudios, análisis y presentaciones frente a las autoridades Provinciales y Municipales (OPDS, ADA, Ministerio de la Producción e Industria Provincial, Municipalidad de San Martín, Ceamse, Aysa, Bomberos de San Martín, Dirección de Catastro de la Provincia de Buenos Aires, entre otros) en todo lo requerido para el mantenimiento del Parque Industrial.

Los gastos comunes se abonarán por mes vencido, con vencimiento del 1 al 5 de cada mes, desde el momento de entrega del bien locado en el mismo lugar y horario que el fijado para el canon locativo, donde LA LOCADORA extenderá el recibo correspondiente. El importe que abone LA LOCATARIA, podrá ser reajustado por LA LOCADORA, de acuerdo a la variación de costos que a futuro se produzca en proporción a cada ítem. LA LOCADORA comunicará la variación en el costo que LA LOCATARIA abonará por las partes comunes, y ésta estará obligada al pago con el reajuste correspondiente al mes siguiente de producida la variación. Se encuentran excluidos del presente cargo por gastos comunes de LA LOCATARIA, cualquier revalúo o ajuste anterior a la fecha de la firma de la presente locación, como asimismo cualquier beneficio, descuento y/o bonificación que a futuro le sea otorgado a LA LOCATARIA, por parte de las empresas y/u organismos citados precedentemente por los impuestos y servicios en referencia. El presente cargo por gastos comunes se encuentra a cargo de LA LOCATARIA, habida cuenta que el bien locado forma parte de un inmueble sin subdividir -de acuerdo al porcentual que le corresponde abonar, según cláusula PRIMERA-, debiendo además abonar el cien por ciento (100%) del consumo excedente de agua (si lo hubiere) que indique el medidor a instalar exclusivamente para este sector del inmueble. De corresponder el tributo de la tasa de seguridad e higiene municipal al predio, la misma será a cargo exclusivamente de LA LOCATARIA.--

DECIMO SEGUNDA:(GASTOS POR ESPACIO DADO EN LOCACIÓN DE USO EXCLUSIVO) Queda convenido entre las partes que los gastos originados por los servicios que presten las compañías de luz, gas y telefonía respecto del espacio dado en locación serán de manera exclusiva a cargo y por cuenta de LA LOCATARIA mientras dure su permanencia en la propiedad y/o mantenga la tenencia del bien locado, obligándose a

GUILLERMO J. SIERZ
NOTARIO

presentar a LA LOCADORA los originales de todas las facturas, pagas en término, cuando esta lo solicítese. Las instalaciones de servicios ya sean telefónicas, internet, datos, energía eléctrica se deberán realizar en forma soterrada y en combinación con la intendencia del predio, no se aceptaran instalaciones precarias y/o colgando en forma aérea dentro del predio.---

DECIMA TERCERA: El costo de la energía eléctrica que brinda la empresa EDENOR S.A., los trámites para su instalación, acometida y demás gastos estarán a cargo de LA LOCATARIA mientras dure su permanencia en el inmueble. Al finalizar la vigencia del presente contrato deberá dejar todas las instalaciones en el mismo estado y en condiciones optimas para su utilización y deberá efectuar al término del mismo la baja correspondiente si LA LOCADORA así lo exigiera. Además, junto con dicha restitución, deberá obtener la respectiva "BAJA MUNICIPAL" de la habilitación que gestione para su actividad, según el rubro detallado en la cláusula SÉPTIMA del presente. Los gastos, impuestos, aranceles y cualquier otro rubro devengado por la actividad que desarrolle LA LOCATARIA son exclusivamente a su cargo.---

DECIMA CUARTA: La falta de cumplimiento de cualquiera de las cláusulas y condiciones del presente contrato de locación, dará la opción a LA LOCADORA para exigir el desalojo del inmueble locado, previa intimación fehaciente de 10 días corridos, reservándose el derecho a reclamar por daños y perjuicios, amén de las acciones que quedaren expeditas. -----------------

DECIMA QUINTA: En caso de que LA LOCATARIA diera motivo por cualquier causa de incumplimiento a que se le iniciare juicio de desalojo o bien no reintegrare la tenencia del bien a la finalización del presente, ésta deberá abonar desde la iniciación del incumplimiento y hasta que LA LOCADORA reciba la tenencia y/o posesión real y efectiva del bien alquilado, un interés del tres por ciento (3%) diario, que se calculará sobre el monto total adeudado, siendo todo ello acumulativo y capitalizable en la forma enunciada en la cláusula CUARTA del presente y hasta su efectivo pago.--

DECIMA SEXTA: En caso de consignación de llaves, siempre y cuando el inmueble se encuentre ocupado por LA LOCATARIA, el alquiler y demás obligaciones que surjan del presente regirán hasta el día en que LA LOCADORA tome posesión real y efectiva del mismo.---

DECIMA SEPTIMA: Las partes contratantes se someten por cualquier divergencia que pudiera surgir en la interpretación y aplicación del presente contrato, a la jurisdicción de los Tribunales Nacionales de Primera Instancia en lo Civil de la Capital Federal, renunciando a cualquier otro fuero o jurisdicción que pudiere corresponderles y a la recusación sin causa del

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Unión de Industriales para Saneamiento Cuencas Matanza Riachuelo y Reconquista

juez interviniente. Las partes acuerdan la vía ejecutiva para la ejecución de la totalidad de las obligaciones asumidas por LA LOCATARIA.--

DECIMA OCTAVA: Para todos los efectos del presente contrato, las partes constituyen domicilios especiales en: LA LOCADORA en Murillo 671 3° Piso, Capital Federal y LA LOCATARIA es en el indicado en el encabezamiento del presente, donde serán válidas todas las notificaciones, sean judiciales y/o extrajudiciales. El cambio de domicilio especial deberá ser notificado en forma fehaciente a la otra parte, caso contrario serán válidas todas las notificaciones que se hagan en el domicilio que por el presente constituyen las partes.---------

DECIMA NOVENA: El sellado que grava al presente contrato de locación será abonado en mitades, entregando en este acto la LOCATARIA la suma de PESOS TREINTA Y SIETE MIL DOSCIENTOS DIECISIETE CON 47/100 ($ 37.217,47.-) mediante cheque Nro 12 del Banco Santander Rio, correspondiente al 50% que le corresponde abonar de Sellado, y la LOCADORA realizará el trámite de sellado ante el organismo correspondiente.-------------------

VIGESIMA: En garantía del cumplimiento de sus obligaciones contractuales, La LOCATARIA mantendrá durante todo el plazo de vigencia de la presente relación contractual, y hasta el día del efectivo cumplimiento de todas las prestaciones a su cargo, un Seguro de Caución en una Empresa de Seguros a satisfacción de la LOCADORA, y en beneficio de esta, por un monto equivalente al promedio de un (1) año de Alquileres del presente Contrato equivalente a Pesos Un millón setecientos ocho mil setecientos ochenta y ocho ($ 1.708.788,00); siempre a costo y cargo de tramitación y renovación de la LOCATARIA.. La Póliza que deberá ser contratada por la LOCATARIA dentro del plazo de sesenta (60) días de suscripto el presente, será devuelta por el Locador una vez restituida la propiedad y pagados todos los conceptos cubiertos por ella.

VIGESIMA PRIMERA: La entrega de las llaves de la propiedad deberá justificarla LA LOCATARIA con documento escrito emanado de LA LOCADORA no admitiéndose otro medio de prueba.--

VIGESIMA SEGUNDA: Se deja establecido que en el supuesto caso que por el tipo de actividad a desarrollar por LA LOCATARIA en el inmueble locado, se incrementen los impuestos o servicios que se pagan actualmente, los mismos serán por cuenta exclusiva de LA LOCATARIA.---

VIGESIMA TERCERA: De acuerdo a lo establecido en la cláusula SÉPTIMA del presente contrato de locación LA LOCATARIA destinará el inmueble locado específicamente a esa función ya establecida. LA LOCADORA no garantiza el destino de lo arrendado en manera alguna. La gestión y obtención de la respectiva habilitación Municipal será por exclusiva

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NOTARIO

cuenta, riesgo y responsabilidad de LA LOCATARIA, quedando LA LOCADORA eximida de toda responsabilidad al respecto. Asimismo, si por caso fortuito o de fuerza mayor, o por actos y/o disposiciones ajenas a la voluntad de LA LOCADORA, se limitare en forma alguna el derecho de LA LOCATARIA en cuanto al desarrollo de su actividad y/o a la superficie alquilada, esta renuncia expresamente a reclamar cualquier tipo de indemnización a LA LOCADORA por los daños y perjuicios sufridos.--

VIGESIMA CUARTA: LA LOCATARIA ha suscripto el Reglamento Interno del Parque Industrial, denominado que obra en su poder aceptándolo de plena conformidad. El mencionado reglamento no afecta el normal funcionamiento de la actividad que desarrolla LA LOCATARIA, conteniendo exclusivamente normas de convivencia dentro del Parque Industrial.--

En prueba de conformidad, se firman dos (2) ejemplares de un mismo tenor y a un solo efecto, en Buenos Aires , a los 15 días del mes de Octubre de 2015.---------------------------

Certificación en act. not. D00019869647
Vicente López 13/10/2015

GUILLERMO J. SIERZ
NOTARIO

DAA018869647

CERTIFICACION NOTARIAL
DE FIRMAS E IMPRESIONES DIGITALES

Decreto-Ley 9020 - Art. 172 - Inc. 4

Libro de Requerimientos Número 149, Acta Número 136, Folio Número 136.- -

GUILLERMO JOSE SIERZ en mi carácter de notario **ADSCRIPTO** del Registro número **51** del Partido de **VICENTE LOPEZ**, CERTIFICO que la firma N° 1) que obra en el documento que antecede es autentica y fue puesta en mi presencia con fecha de hoy por la siguiente persona a quien identifico dsegún lo dispuesto por el articulo 306, apartado a) del Nuevo Código Civil y Comercial de la Nación: **1) CENDALI Agustina**, argentina, DNI: 24.069.380.- QUIEN firma como **SOCIO GERENTE** de **"LAKELAND ARGENTINA S.R.L.", (CUIT 30-71121810-2)** con domicilio en la calle Rodriguez Peña 694, Piso 10°, de la Ciudad Autonoma de Buenos Aires, que acredita con: **a)** Contrato de Constitución otorgado por instrumento privado de fecha 06 de octubre de 2009, con certificación de firmas ante la escribana Maria E. Gradin, titular del Reg. Notarial 507 de Capital Federal. Inscripto en la IGJ el 21/10/2009 bajo el nº 9235 Libro 132 Tomo de S.R.L; **b)** Acta de Asamblea de Socios N° 44, de fecha 03/08/2015, donde se la designa en el cargo por dos ejercicios; Toda documentación debidamente legalizada la cual contiene facultades suficientes para este acto, que tengo a la vista, doy fé.- Contrato de Locación.- El escribano interviniente no participó en la redacción del presente instrumento, limitándose a la certificación Notarial de las firma.- VICENTE LOPEZ, Octubre quince de dos mil quince.-

GUILLERMO J. SIERZ
NOTARIO

DAA018869647

ACTA DE ASAMBLEA GENERAL ORDINARIA

En la Ciudad de Buenos Aires a los 12 dias del mes de Marzo de 2014 siendo las 15:00 horas se reúnen los señores accionistas de TAMASH S.A., en su sede social de la calle Murillo 671, piso 3° ; en Asamblea General Ordinaria. La Asamblea que reviste el carácter de unánime, cuenta con la totalidad de los accionistas, todos por si, que han depositado la totalidad del capital social, según surge del Registro de Asistencia a Asamblea. La Asamblea se declara constituida conforme a lo prescripto en el articulo 237 "in fine" de la ley 19.550.

Preside la Asamblea, el Presidente del Directorio, Sr. Luis Wolfsohn, quien toma la palabra y expresa que la presente tiene por objeto resolver el siguiente

ORDEN DEL DIA:

1) Designación de dos accionistas, para suscribir el acta.
Por unanimidad se designa para tal fin al Sr Gustavo Kogan y al Sr. Nelson Wolfsohn.

Acto seguido se pasa a considerar el segundo punto del Orden del Dia,
2) Reelección del Directorio.
Toma la palabra el Sr. Gustavo Kogan, quien manifiesta que se ha resuelto, por unanimidad, la reelección de la totalidad del Directorio, tanto el Director Titular y el Director Suplente. Se pasa a continuación a detallar los datos personales de los mismos: Presidente o Director Titular: Don Luis Wolfsohn, titular del D.N.I. nro. 18.758.313, argentino, viudo, nacido el 16 de noviembre de 1960, contador, y como Director Suplente: Nelson Wolfsohn, titular del D.N.I. nro. 18.767.137, argentino, soltero, nacido el 23 de octubre de 1957, abogado.
Estando presentes, los Señores Directores, aceptan los cargos propuestos.

Sin mas temas que tratar se levanta la reunión, siendo las 15:45 horas.

Luis Wolfsohn Nelson Wolfsohn Gustavo Kogan

Acta de Directorio

En la Ciudad Autónoma de Buenos Aires, a los 12 días del mes de Marzo de 2014 y siendo las 16 horas, se reúnen en la sede social de la calle Murillo 671, piso 3°, los miembros del Directorio de TAMASH S.A. Dando por iniciada la reunion, toma la palabra el Señor Presidente del Directorio, Sr. Luis Wolfsohn, quien manifiesta que la presente tiene por objeto efectuar la distribución de cargos del Directorio recientemente designado por la Asamblea General ordinaria de Accionistas en su reunión del día de la fecha y propone que los mismos sean ocupados de la siguiente manera:

Presidente o Director Titular: Luis Wolfsohn
Director Suplente: Nelson Wolfsohn

Puesta a votación, la moción es aprobada por unanimidad.

No habiendo otros asuntos que tratar se levanta la reunión, siendo las 16:30 horas, firmando al pie los señores Directores en prueba de conformidad.

Nelson Wolfsohn

Luis Wolfsohn

ACTA DE GERENCIA Nº 62

En la Ciudad de Buenos Aires, a los 27 días del mes de Febrero de 2015, siendo las 10.00 horas, se encuentra en la sede social de LAKELAND ARGENTINA S.R.L. sita en la Avda Corrientes 1386, piso 13º Frente Ciudad Autónoma de Buenos Aires, la Sra. Agustina Cendali, Gerente de la compañía, manifiesta que en virtud del vencimiento del cargo del Gerente de la Sociedad, el objeto de la presente reunión es convocar a Asamblea de Socios para el día 27 de Febrero de 2015, a las 12.00 hs en la sede social de la Avda. Corrientes 1386, piso 13º Frente de la Cuidad Autónoma de Buenos Aires, a efectos de considerar el siguiente orden del día;

1. Designación de dos cuotapartistas para firma el Acta;
2. Consideración de la gestión y honorarios de la Sra. Gerente de la Sociedad;
3. Fijación del número de gerentes titulares y suplentes. Designación de Gerentes titulares y suplentes por el término de dos ejercicios.

Se omite la publicación de edictos en razón de haber sido comprometida la asistencia del 100% del capital social a la asamblea de socios a celebrarse con fecha 27/02/2015 las 9,00 hs en la sede social.

Sin otros asuntos que tratar se levanta la sesión, siendo las 10,30 horas

Agustina Cendali
MANAGER DIRECTOR LATIN AMERICA
LAKELAND ARGENTINA S.R.L.

ACTA DE ASAMBLEA Nº 41

En la ciudad de Buenos Aires, a los 27 días del mes de Febrero del año 2015, siendo las 12:00 horas, se reúnen los socios cuotapartistas de Lakeland Argentina S.R.L. que surgen firmando al pie de la presente, presidiendo la reunión la Gerente de la sociedad Sra. Agustina Cendali, con el objeto de tratar el siguiente ORDEN DEL DÍA: 1.- Designación de dos cuotapartistas para firma el Acta, 2.- Consideración de la gestión y honorarios de la Sra. Gerente de la Sociedad; y 3.- Fijación del número de gerentes titulares y suplentes. Designación de Gerentes titulares y suplentes por el término de dos ejercicios. La Sra. Cendali da la bienvenida a los presentes e informa que se ha alcanzado el quórum suficiente para llevar a cabo la presente reunión de socios, dado que se encuentran presentes los socios tenedores del cien por ciento (100 %) del capital social de Lakeland Argentina S.R.L. por lo que la reunión reviste el carácter de unánime, declarándose en consecuencia abierto el acto. A continuación pasa a tratarse el primer punto del orden del día: "**<u>Designación de dos cuotapartistas para firmar el Acta</u>**"; La sociedad Weifang Lakeland Articulos de Proteccion Laboral Co. Ltd. y la sociedad Lakeland Industries Inc, son designados para suscribir la presente acta. Luego pasa a considerarse el segundo punto

[redacted]

[redacted]

del orden del día: "**Consideración de la gestión y honorarios de la Sra. Gerente de la Sociedad**" La Sra. Agustina Cendali, en su carácter de Gerente deja constancia en este acto de su renuncia a los honorarios que pudiesen corresponderle por el ejercicio de su función como Gerente titular de la Sociedad desde la renovación de su cargo hasta la fecha. A continuación, ambos socios RESUELVEN: (i) aprobar la gestión de la Sra. Agustina Cendali como Gerente Titular de la Sociedad hasta la fecha; y (ii) aceptar la renuncia efectuada por la Sra. Agustina Cendali a los honorarios que pudiesen corresponderles por el ejercicio de sus funciones como Gerente Titular hasta la fecha. A continuación se pone a consideración de los Sres. cuotapartistas el tercer y último punto del orden del día: "**Fijación del número de gerentes titulares y suplentes. Designación de Gerentes titulares y suplentes por el término de dos ejercicios**" Toma la palabra la Sra. representante de Lakeland Industries Inc. y mociona: i) fijar en 1 (uno) el número de gerentes titulares y no designar gerente suplente; y ii) renovar en el cargo de Gerente de la sociedad a la Sra. Agustina Cendali por el termino de 2 ejercicios, de acuerdo a lo establecido en el estatuto. Oído lo cual, y luego de una breve deliberación, los Sres. cuotapartistas, por unanimidad, RESUELVEN: aprobar la moción de la Sra. representante Lakeland Industries Inc en todos sus términos. Presente en el acto, la Sra Agustina Cendali acepta el cargo para el cual fue designada. Asimismo, la Sra Cendali constituye domicilio especial en los términos del artículo 256 de la Ley de Sociedades Comerciales N° 19.550, en la Avda Corrientes 1386, piso 13 Frente, CABA, y declara bajo juramento sus datos personales:

Nombre: *Agustina Cendali*
DNI *24.069.380*
CUIT *27-24069380-7*

Fecha de Nacimiento: *03/08/1974*
Estado civil: *Viuda*
Nacionalidad: *Argentina*
Profesión: *Abogada*
Domicilio Real: *Alberdi 588, piso 3 Olivos, Pcia de Buenos Aires*
Domicilio Especial: *Avda. Corrientes 1386, piso 13, frente, C.A.B.A.*

Finalmente y por unanimidad se decide autorizar a los Dres. Diego Palacio; Enrique Abatti; Marina Acosta; Héctor Palacio, Noelia Cueva, María Celeste Roncoli, y Ariel Capriglione; para que, actuando en forma individual e indistinta, realicen todos los trámites necesarios para inscribir las precedentes resoluciones ante la Inspección General de Justicia, pudiendo a tal efecto firmar, presentar y desglosar documentación y publicar edictos, así como efectuar, en el caso de los abogados, la declaración jurada prevista en la Resolución N° 9/87 u otras que correspondan de acuerdo a las normas en vigor.

No habiendo más asuntos que tratar y siendo las 12:30 horas, se da por finalizada la reunión de socios

Agustina Cendali
MANAGER DIRECTOR LATIN AMERICA
LAKELAND ARGENTINA S.R.L.

ANEXO III


Galpón- Oficinas-Baños
en PB 1240 m²
Oficina Técnica PA 130 m²
Oficinas en PA 260 m²

ANEXO IV

REGLAMENTO INTERNO DEL COMPLEJO OPERATIVO RUTA 8

A) DE LAS OBLIGACIONES GENERALES DE LOS LOCATARIOS Y PROPIETARIOS

1. El presente Reglamento es de cumplimiento obligatorio para los Locatarios, su personal dependiente o contratado, como así también para la Administración del Complejo Operativo Ruta 8.

2. Los Propietarios podrán demandar de quién corresponda, la adecuada atención de sus solicitudes y el debido cuidado y mantenimiento, tanto de los edificios como del correcto funcionamiento de todos los servicios de carácter común existentes, o que llegaran a existir en el futuro.

3. Los Locatarios deberán respetar las normas de convivencia del presente, adecuando su accionar a la moral y las buenas costumbres, propias de la actividad desarrollada.

4. Los Locatarios deberán cumplir y velar por el respeto a las normas de higiene y seguridad, y cuidado del medio ambiente vigentes a nivel Nacional, Provincial y Municipal. La Locadora se reserva el derecho de introducir normas de segregación de residuos, de acuerdo con los estándares ecológicos vigentes, las cuales deberán ser acatadas por los Locatarios.

5. Se encuentra prohibido introducir animales en el predio, como asimismo elementos de cualquier naturaleza, ajenos a la actividad desarrollada, que eventualmente puedan crear incomodidades y/o perjuicios a las personas o a los bienes de otros Locatarios.

6. Cada Locatario es responsable de la seguridad interna del inmueble locado, así como las áreas de Uso Exclusivo, y de la totalidad de las cosas que introduzca en tales espacios. Deberá procurar los medios necesarios para garantizar la misma, mediante cerraduras, candados u otro medio idóneo. En ningún caso la Locadora será responsable por hechos ocurridos dentro del local alquilado. Los Propietarios

son responsables de contratar el Servicio de Vigilancia Perimetral y Control de Accesos.

7. Cada Locatario será responsable por el buen funcionamiento de las instalaciones y maquinarias que se encuentren dentro del local, de conformidad con la actividad desarrollada y con las obligaciones asumidas en el contrato de locación, especialmente con respecto a las mejoras introducidas por el Locatario. Asimismo, las instalaciones eléctricas, de gas, telefónicas, sanitarias o cualquier otra a cargo del Locatario, serán exclusiva responsabilidad de éste, deslindado todo tipo de responsabilidad contractual o extracontractual hacia la Locadora, por cualquier siniestro que se produzca en el mismo como consecuencia de dichas instalaciones.

8. Los locatarios deben gestionar ante las Autoridades de Aplicación Ambientales competentes las autorizaciones para operar conforme a sus actividades.

9. Si los locatarios generasen efluentes gaseosos deberán gestionar ante la Autoridad de Aplicación la Solicitud de Permiso de Vuelco de Efluentes Gaseosos a la Atmosfera.

10. Si los locatarios generan residuos especiales deben disponerlos conforme a la normativa vigente Ley 11720 y resoluciones anexas, debiendo colocar los Depósitos de Residuos Especiales dentro de sus límites y efectuando la inscripción ante la Autoridad de Aplicación a su nombre y cuenta.

11. El locador deberá presentar a la Administración en caso de que esta lo solicite la copia de las Habilitaciones, Permisos y Planes de Monitoreos referidos a residuos y efluentes.

B) <u>DEL INGRESO DE LAS PERSONAS.</u>

12. Los Locatarios deberán entregar, a la guardia/portería, un listado del personal autorizado a ingresar y circular regularmente dentro del predio, suscripto por el representante legal de la empresa, el cual deberá actualizarse periódicamente con

las modificaciones del mismo, incluyendo asimismo listado completo de proveedores con el dominio de su vehículo en caso de corresponder.

13. El horario de acceso al Complejo es de lunes a viernes de 8:00 hs. a 20:00 hs. y sábados de 8:00 hs. a 13:00 hs. Fuera de tales horarios el ingreso se realizará, exclusivamente, por el acceso de la Guardia Principal, 122 Roca 4775.

14. El control de accesos de personas se efectuará, en general, mediante la utilización de los molinetes, tanto en la Guardia Principal como en el acceso de la calle Cuba. Los visitantes del predio deberán anunciarse en la guardia/portería, quien informará al encargado de la locataria, acerca de la persona que ingresará al predio y a quien requiere la misma. Los Locatarios arbitrarán los medios necesarios para atender este aviso y recibir al visitante, atento que el personal de guardia/portería deberá mantener su puesto de trabajo en todo momento por razones de orden y seguridad. La guardia emitirá una autorización de ingreso, la que deberá firmarse por personal autorizado a cargo del Locatario, y entregarse nuevamente a la guardia al momento de salida del predio. Además, la guardia entregará una identificación que el visitante deberá portar en todo momento en lugar visible, la que será devuelta a la guardia al momento de retirarse.

15. El Locatario que tenga necesidad de desarrollar tareas en días domingos o feriados, previamente deberá entregar a la Locadora y al personal de seguridad, una nota informando el motivo del mismo, con horario de trabajo, tareas a desarrollar y listado del personal a cargo de las tareas, quienes deberán ser notificados acerca de las normas establecidas en el presente reglamento. El personal que no se encuentre habilitado, por razones de seguridad, podrá no ser autorizado a ingresar al Complejo.

16. El horario de atención de la Administración es de lunes a viernes de 10:00 hs. a 17:00 hs. En caso de emergencias, fuera del horario de la administración, se deberá comunicar la misma a los números telefónicos correspondientes.

17. El ingreso y egreso del personal acreditado, a través del acceso de la Guardia Principal, se efectuará mediante la asignación de una tarjeta de acceso, que habilitará el acceso a través de los molinetes. El costo de la tarjeta, y su

mantenimiento, estará a cargo de cada Locatario; los costos de las licencias del sistema y su mantenimiento, serán incluidas en la liquidación de Expensas.

18. En caso de no cumplimentarse las normas para el ingreso del personal, o vehículos, la Administración se reserva el derecho de acceso y permanencia en las áreas comunes del Complejo.

C) DEL INGRESO DE LOS VEHÍCULOS.

19. El ingreso vehicular, en los horarios del punto 9. anterior, se efectuará de la siguiente forma:

    a. Camiones y Vehículos de Carga: por el acceso de Camiones sobre la calle 122 (Ex Gral. Roca)
    b. Vehículos particulares autorizados: por el acceso Principal, calle 122 4785 (Ex Gral. Roca 1865)
    c. Vehículos particulares con cocheras asignadas: Por accesos 130 (Cuba) y 122 (Ex Gral. Roca), según ubicación cocheras
    d. Vehículos visitantes: por acceso 122 (Ex Gral. Roca)

20. Ingresos de vehículos fuera de los horarios estipulados, se realizará mediante rutina de excepción con trámite en la Guardia Principal y aviso previo.

21. Los Locatarios entregarán a la guardia/portería un listado de los proveedores corrientes, y una en particular con la debida anticipación, de los proveedores no habituales y/u otros vehículos (p.ej, fletes), informando datos completos de los rodados (dominio) y personas (nombre y apellido, DNI) autorizadas a ingresar al predio.

22. El Locatario será responsable por cualquier daño que ocasione alguno/s de los vehículos y/o personas autorizadas por él que ingresen al predio, ya sea a los bienes del locador y/o a bienes o personas pertenecientes a otros Locatarios. En este supuesto y/o en caso de robo, pérdida, hurto o accidente sufrido como consecuencia de lo citado en el párrafo anterior, la Locadora y la guardia del predio

deslindan toda responsabilidad, sin perjuicio de los seguros contratados que eventualmente cubran el siniestro.

23. La velocidad máxima en las calles internas del predio es de 10 km/h. Cada vehículo deberá circular conservando su mano, tanto al ingreso al predio, durante su permanencia y al egreso del mismo. Los peatones tienen prioridad de paso y circulación.

24. Los vehículos que ingresen para carga y/o descarga de mercaderías u otros elementos, deberán respetar las indicaciones de la guardia. Las tareas de carga y descarga deberán hacerse en el menor tiempo posible. En caso de tener que estacionar en una calle de circulación interna, atento el tamaño del rodado, deberán dejar el espacio necesario para permitir el paso de otro vehículo. Los vehículos podrán estar detenidos dentro del predio, para la realización de las tareas descriptas, exclusivamente el tiempo necesario que requiera la misma.

25. Los portones de acceso se abren automáticamente, y la puesta en marcha demora un tiempo breve. Si como consecuencia de la falta de atención o de no respetar el mecanismo descripto se produjeran daños a los portones, la persona que lo ocasione deberá asumir el costo del mismo, sin perjuicio de la responsabilidad que tenga el Locatario por los daños producidos con las cosas y/o vehículos autorizados a ingresar al predio, o como consecuencia del accionar del personal a su cargo y/o de las personas que autorice a ingresar al mismo.

26. Se permitirá a cada Locatario, el ingreso al predio de hasta cuatro (4) vehículos por vez, para realizar las tareas de carga/descarga. En caso de que, por necesidades ocasionales de la empresa, se supere la cantidad estipulada de vehículos, los restantes deberán aguardar fuera del predio sin obstaculizar el portón de acceso, hasta tanto se retire algún vehículo de la empresa que permita su ingreso. En ningún supuesto la cantidad de vehículos autorizados a ingresar al predio, para las tareas de carga/descarga, podrán exceder de cuatro (4).

27. La salida de vehículos con materiales y/o mercaderías deberá documentarse mediante una autorización o remito, debiendo dejar copia de la misma en la guardia/portería.

28. La guardia/portería podrá controlar a la entrada o salida del predio, vehículos y/o pertenencias de las personas. De notarse alguna irregularidad, se informará al responsable y/o encargado de la empresa de tal circunstancia.

D) **DEL ESTACIONAMIENTO DENTRO DEL COMPLEJO.**

29. Cada Locatario tendrá derecho a estacionar tantos vehículos como espacios de cocheras les hayan sido asignadas contractualmente por la Locadora, quien se reserva el derecho de estacionamiento en los espacios cubiertos, salvo estipulación contractual en contrario.

30. Cocheras de cortesía: Los visitantes con vehículos tendrán un lugar asignado para su estacionamiento el que se deberá solicitar a la Administración con antelación (están sujetas a disponibilidad) Si el espacio asignado al Locatario se encontrare completo, los próximos visitantes deberán estacionar sus vehículos en los lugares que indique la guardia.

E) **DE LA LIMPIEZA DENTRO DEL PREDIO**

31. Será responsabilidad de cada Locatario el retiro diario de los escombros y/o cualquier otro deshecho que produzca como consecuencia de su actividad, respetando las normas municipales con respecto a horarios y formas de empaquetar los mismos. Los residuos del tipo "domiciliarios" serán retirados por un servicio provisto por el Locador, con sus costos incluidos en las Expensas. Queda terminantemente prohibido arrojar cualquier deshecho dentro del predio, inclusive en sus calles internas. Con respecto a las aguas servidas y/o líquidos contaminantes, el Locatario deberá arbitrar los medios necesarios para que los mismos sean tratados correctamente, evitando producir malos olores u ocasionar daños y molestias a terceros.

32. Cada Locatario es responsable de la limpieza exterior en el perímetro de uso exclusivo que corresponda a su galpón o área de oficinas. Igualmente los Locatarios serán responsables de la limpieza de los espacios de uso exclusivo que tengan asignados.

33. Queda prohibido depositar materiales fuera de los galpones o áreas de oficinas. En caso que el Locatario utilice un volquete para residuos, el mismo deberá colocarse al lado de la pared de su galpón o área de oficinas.

34. Deberá mantenerse libre el acceso a todos los nichos hidrantes, tableros eléctricos, salidas de emergencia, etc. especialmente los que se encuentran ubicados fuera de los galpones o áreas de oficinas. Los situados dentro de los mismos, será exclusiva responsabilidad de cada Locatario.

35. Los residuos propios de los locatarios deben ser dispuestos conforme a las normativas Nacionales, Provinciales y Municipales vigentes, conforme a su composición y características.

F) DE LOS SERVICIOS DEL COMPLEJO

36. Auditorio: localizado en el Edificio Roble, tiene capacidad para 55 personas sentadas; su utilización está disponible para los Locatarios previa reserva, abonando un canon de uso diario disponible en Administración.
37. Comedor: disponible para los Locatarios, con dos niveles de servicio, operará en los horarios que se determinen:
    a. Comedor General: operará por turnos, según capacidad de cubiertos por turno.
    b. Comedor VIP: operará mediante reserva previa. Podrá utilizarse para reuniones, en forma similar al Auditorio.

38. El Complejo dispondrá de un Comité de Usuarios, integrado por representantes de los Locatarios y la Administración, hará seguimiento del nivel de servicio, la calidad de las prestaciones, las encuestas de satisfacción y los problemas reportados en el Libro de Quejas y por otras fuentes. La Administración será la única interlocutora

con los proveedores de los servicios, en general, y en particular con los del comedor.

G) CONTROL DEL COMPLEJO Y DE ACCESOS; PORTERIA

34 Los Propietarios contratarán un servicio de Control General, de Accesos, y Portería el que, como mínimo, tendrá el siguiente alcance:

a. Guardia Principal: 24 x 7 x 365: tres personas (tres turnos), una de ellas afectada a rondines de control perimetral.
b. Entrada Vehicular de Camiones, sobre calle Roca, una persona, de 8:00 hs. a 20:00 hs (1 turno y medio).
c. Entrada calle Cuba, una persona 24 x 7 x 365 (tres turnos).

El presente reglamento interno deberá ser respetado y hacerse respetar por todos los Locatarios, con el objeto de lograr una buena convivencia. En caso de inobservancia a las normas reglamentarias, la Locadora podrá apercibir a la locataria incumplidora para que proceda en forma inmediata a modificar su accionar. Caso contrario, la Locadora se encuentra facultada para pedir los daños y perjuicios ocasionados e impedir el acceso de personas y/o vehículos que infrinjan en forma permanente las normas de convivencia del presente reglamento interno. Ello, sin perjuicio de aplicar las sanciones que correspondan, en caso de que las conductas descriptas impliquen un grave incumplimiento que impida la consecución del contrato de locación suscripto entre las partes.--

ANEXO V

Obras a realizar y Programas de Trabajo

Todas las modificaciones que no están incluidas en el siguiente detalle correrán bajo exclusivo cargo de LA LOCATARIA

LA LOCADORA realizara las siguiente obras:

Piso Galpón en todo su superficie en H21

División mediante bloques Retak y similar con Galpón contiguo

Acondicionamiento de Sector Oficinas

Baños Damas y Caballeros en sector Oficinas

Reacondicionamiento de Baños Damas y Caballeros en Sector Galpón

Pintura de Cielorraso Galpón con su iluminación

Acondicionamiento de Entrepiso sector Galpón

El plazo que se toma la Locadora para realizar las obras es anterior al inicio del contrato de Locación.

Deberá entregar la Póliza de Caución previa a la toma de posesión